EX-8.1

                                November 12, 1999


ACE Securities Corp.
6525 Morrison Boulevard, Suite 318
Charlotte, North Carolina  28211

            Re:   Mortgage Lenders Network Home Equity
                  Loan Trust 1999-2, Asset-Backed Notes, Series
                  1999-2

Ladies and Gentlemen:

            We have acted as counsel to ACE Securities Corp., a Delaware corporation (the "Company"), in connection with (i) the Deposit Trust Agreement (the "Deposit Trust Agreement"), dated as of November 1, 1999, among the Company, Wilmington Trust Company, as owner trustee (the "Owner Trustee"), Norwest Bank Minnesota, National Association, as trust paying agent (the "Indenture Trustee"), and Mortgage Lenders Network USA, Inc. ("MLN") relating to the formation of Mortgage Lenders Network Home Equity Loan Trust 1999-2 (the "Issuer"), (ii) the Mortgage Loan Sale Agreement (the "Mortgage Loan Sale Agreement"), dated as of November 1, 1999, between the Company and MLN, (iii) the Mortgage Loan Contribution Agreement (the "Mortgage Loan Contribution
Agreement"),  dated as of November 1, 1999,  between the Company and the Issuer,
(iv) the Indenture (the "Indenture"), dated as of November 1, 1999, between the Issuer and the Indenture Trustee, relating to the issuance of Notes designated as Mortgage Lenders Network Home Equity Loan Trust 1999-2, Asset-Backed Notes, Series 1999-2, Class A (the "Notes") and (v) the Servicing Agreement (the "Servicing Agreement"), dated as of November 1, 1999, among MLN, the Issuer and the Indenture Trustee. Capitalized terms used herein but not defined herein have the respective meanings given to them in the Indenture.

            The  Company's   Registration   Statement  on  Form  S-3  (File  No.
333-56213) was filed with the Securities and Exchange Commission (the "Commission") on June 5, 1998 and was declared effective on October 13, 1998 (the "Registration Statement"). The Notes have been offered pursuant to the Prospectus dated November 10, 1999 (the "Base Prospectus") and the Prospectus Supplement relating to the Notes dated November 10, 1999 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus").

            In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Transaction Documents (as defined below) and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as we have deemed appropriate as a basis for the opinions expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as

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copies or  specimens,  the  authenticity  of the  originals  of such  documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinions that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company and of public officials. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company in connection with the preparation and delivery of this letter.

            In particular, we have examined and relied upon the following:

            1.  the Deposit Trust Agreement;

            2.  the Mortgage Loan Sale Agreement;

            3.  the Mortgage Loan Contribution Agreement;

            4.  the Indenture;

            5.  the Servicing Agreement;

            6.  specimen forms of the Notes; and

            7.  the Certificate of Incorporation and by-laws of the Company.

            Items 1 to 5 above are referred to in this letter as the "Transaction Documents." We have also assumed (other than with respect to the Company) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are valid, binding and enforceable obligations of such parties.

            We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this opinion letter, the federal laws of the United States of America, and, with respect to the opinion in paragraph 1 below, the General Corporation Law of the State of Delaware. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinions expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

            Based upon and subject to the foregoing, we are of the opinion that:

            1. Each of the Transaction Documents to which the Company is a party has been duly authorized, executed and delivered by the Company.

            2.  Each of the  Transaction  Documents  to which the  Company  is a party, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set off or (b) relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy.

            3. The Indenture constitutes a legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set off or (b) relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy.

            4. The Notes, when duly executed and delivered by the Issuer and authenticated in the manner contemplated in the Indenture, will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set off or (b) relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy, and will be validly issued and outstanding and entitled to the benefits provided by the Indenture.

            5. The statements in the Prospectus Supplement under the heading "Material Federal Income Tax Considerations," insofar as such statements purport to summarize matters of federal law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects.

            6. Neither the Issuer nor any portion thereof will be treated as a taxable mortgage pool under Section 7701(i) of the Internal Revenue Code of 1986, as amended (the "Code"), or an association or a "publicly traded partnership" taxable as a corporation under Section 7704 of the Code. The Notes will be treated as debt for federal income tax purposes. The Issuer will not be subject to City and State of New York taxation imposed on its income, franchise or capital stock, and its assets will not be included in the calculation of any City or State of New York income, franchise or capital stock tax liability of the Issuer.

            We are furnishing this opinion letter to you solely for your benefit in connection with the transactions referred to herein. This opinion letter is not to be relied upon, used,

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circulated, quoted or otherwise referred to by any other person or entity or for any other purpose without our prior written consent. In addition, we disclaim any obligation to update this opinion for changes in fact or law, or otherwise.

            We hereby consent to the filing of this letter and to the reference to this firm under the headings "Legal Matters" and "Material Federal Income Tax Consequences" in the Prospectus. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Prospectus under the provisions of the Securities Act of 1934, as amended.

                                    Very truly yours,

                                    /S/ CADWALADER, WICKERSHAM & TAFT